US Foods and Performance Food Group Terminate Information Sharing Process
US Foods Announces Planned $250 Million Accelerated Share Repurchase Agreement and
New $1 Billion Share Repurchase Authorization
Reaffirms Fiscal 2025 Outlook and 2025 to 2027 Long-range Plan

ROSEMONT, Ill. (BUSINESS WIRE) November 24, 2025 – US Foods Holding Corp. (NYSE: USFD) (“US Foods”) today announced that the Company and Performance Food Group (NYSE: PFGC) (“PFG”) have terminated the previously-announced information sharing process by mutual agreement and will no longer pursue a potential combination. US Foods also reiterates its Fiscal 2025 Outlook and 2025 to 2027 Long-range Plan and announces a planned $250 million accelerated share repurchase (ASR) agreement under its current authorization. In addition, the Board of Directors approved a new $1 billion share repurchase authorization.

“We have completed our thorough analysis, including synergies and regulatory considerations, of the potential benefits of a combination with PFG. While we are pleased to have engaged in this exploratory process together, our Board of Directors and the Executive Leadership Team have determined that it is in the best interest of US Foods and its shareholders to terminate discussions regarding a potential combination,” stated Dave Flitman, CEO of US Foods. “We have concluded that our best path to long-term value creation is executing our Long-range Plan, including our disciplined capital allocation framework.”

Mr. Flitman continued, “From the very beginning of this process, we have been clear about our ability to deliver on our growth algorithm as a standalone company. Our team’s execution and unwavering commitment to customer success have driven consistent above-market top and bottom line growth, and we remain firmly positioned to achieve our Long-range Plan. The planned $250 million ASR agreement and the new $1 billion share repurchase authorization announced today underscore our focus on creating long-term shareholder value, the confidence we have in our future, and the acceleration of our operating cash flow.”

Reaffirms Fiscal 2025 Outlook and 2025 to 2027 Long-range Plan1

US Foods reaffirms its previously announced outlook for Fiscal Year 2025, as provided on November 6, 2025, and its 2025 to 2027 Long-range Plan growth algorithm1 of 5% Net Sales Compound Annual Growth Rate (CAGR), 10% Adjusted EBITDA CAGR, at least 20 basis points of annual Adjusted EBITDA margin expansion and 20% Adjusted Diluted EPS CAGR.

Share Repurchase

The Company announces that it intends to enter into an accelerated share repurchase (ASR) agreement for an aggregate of $250 million of the Company's common stock, as part of its previously authorized share repurchase program. In addition, the Board of Directors has approved a new $1 billion share repurchase program.

About US Foods
With a promise to help its customers Make It, US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 customer locations to help their businesses succeed. With more than 70 broadline locations and more than 90 cash and carry stores, US Foods and its 30,000 associates provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill. Visit www.usfoods.com to learn more.

Forward-Looking Statements
Statements in this press release which are not historical in nature, including those under the headings “Reaffirms Fiscal 2025 Outlook and 2025 to 2027 Long-range Plan” and “Share Repurchase,” are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home; cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers and interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; achievement of expected benefits from cost savings initiatives; increases in fuel costs; changes in consumer eating habits; cost and pricing structures; the impact of climate change or related legal, regulatory or market measures; impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; the impact of governmental regulations; product recalls and product liability claims; our reputation in the industry; labor relations and increased labor costs and continued access to qualified and diverse labor; indebtedness and restrictions under agreements governing our indebtedness; interest rate increases; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; effective consummation of pending acquisitions and effective integration of acquired businesses; potential costs associated with shareholder activism; changes in tax laws and regulations and resolution of tax disputes; certain provisions in our governing documents; health and safety risks to our associates and related losses; adverse judgments or settlements resulting from litigation; extreme weather conditions, natural disasters and other catastrophic events; the timing and scope of future repurchases by US Foods of its common stock; and management of retirement benefits and pension obligations. For a detailed discussion of these risks, uncertainties and other factors that could cause our actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in US Foods’ Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 13, 2025. Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Additionally, we operate in a highly competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible to predict all risks nor identify all uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release and are based on information and estimates available to us at this time. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law.

1 The Company is not providing a reconciliation of certain forward-looking non-GAAP financial measures, including Adjusted EBITDA and Adjusted Diluted EPS, because the Company is unable to predict with reasonable certainty the financial impact of certain significant items, including restructuring activity and asset impairment charges, share-based compensation expenses, non-cash impacts of LIFO reserve adjustments, losses on extinguishments of debt, business transformation costs, other gains and losses, business acquisition and integration related costs and divestiture costs and diluted earnings per share. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance periods. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

INVESTOR CONTACT:	MEDIA CONTACT:
Mike Neese	Sara Matheu	Ed Hammond
(847) 232-5894	(773) 580-3775	(917) 346-6841
Michael.Neese@usfoods.com	Sara.Matheu@usfoods.com	USFoodsMedia@collectedstrategies.com

Source: US Foods
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